Exhibit 10.6

12 November, 2010

Credit Suisse AG

Shipfinance

St. Alban-Graben 1-3

4002 Basel

Switzerland

Attn. Mrs Carla Vogel-Sforzini

Fax: +41 61 266 79 39

RE:          Extension of Forbearance Period in connection with Events of Default under Credit Suisse AG Facility and the Master Agreement dated December 7, 2007.

Reference is hereby made to (a) the Loan Agreement dated 07 December 2007 made between (i) Claremont Shipping Corp. and Yorkshire Shipping Corp. as joint and several Borrowers (the “Borrowers”), (ii) Credit Suisse AG as Lender and Swap Bank (the “Lender”) relating a term loan facility of US$40,000,000 as supplemented by an amendment letter dated 19 March 2008, a waiver letter dated 24 March 2009, an extension of waiver letter dated 22 December 2009, a supplemental agreement dated 8 January 2010, an extension of waiver letter dated 31 March 2010 and a further waiver letter dated 21 April 2010 (together the “Loan Agreement”) , (b)the Master Agreement dated 07 December 2007 made between the Borrowers and the Lender (the “Master Agreement”) and (c) the Letter Agreement dated as of September 30, 2010 (the “Forbearance Letter”) whereby the Lender agreed subject to the conditions therein to forbear from exercising any of the rights or remedies arising from the Specified Events of Default as provided therein. Capitalized terms defined in the Loan Agreement, the Master Agreement or the Forbearance Letter and not otherwise defined herein are used herein as therein defined, as applicable.

In order to allow time for TBS International, plc and its affiliates to work with their various lenders, including you, towards a mutually agreeable solution on their outstanding indebtedness, we hereby request that the Lender extend the period under which you agree to forbear from exercising any of the rights or remedies arising from the Specified Events of Default available to it under the Loan Agreement, the Master Agreement, other transaction documents or under applicable law (all of which rights and remedies are hereby expressly reserved by the Lender until the earlier of (i) the occurrence of a Forbearance Termination Event and (ii) December 29, 2010 (the “Forbearance Extension Period”).

In connection with your agreement hereunder, TBS International, plc agrees to pay a fee to the Lender in an amount of 0.05% of the total outstanding loan amount under the Loan Agreement.

By counter-signing this letter, you agree

(i)            during the Forbearance Extension Period, the following minimum cash liquidity covenant shall replace the existing minimum cash liquidity covenant contained in Section 10.18 of the Loan Agreement:

“For each calendar week ending during the Forbearance Extension Period, permit the aggregate daily closing balance of Qualified Cash to be less than $15,000,000 on the last business day of any week or on average in any week, of which a minimum average balance of $5,625,000 must be deposited with Bank of America, N.A.”

; and

(ii)           to forbear from exercising any of the rights or remedies arising solely from the Specified Events of Default (which shall include (in addition those identified in the Forbearance Letter) defaults arising from the suspension of payments by TBS International, public limited company and its affiliates of certain scheduled principal installments owing in respect of Indebtedness of such persons during the Forbearance Extension Period, as more particularly described on Schedule 1 hereto) on the terms set forth in the Forbearance Letter, as modified by the terms above.

As a condition to your agreement TBS International, plc will provide you with the evidence that similar such agreement has been obtained from any other lenders including (but not limited to) those listed in the Schedule 1.

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Very truly yours,

TBS INTERNATIONAL, PLC

By:	/s/ Ferdinand V. Lepere
Name: Ferdinand V. Lepere
Title: Senior Executive Vice President
and Chief Financial Officer

Claremont Shipping Corp.

By:	/s/ Ferdinand V. Lepere
Name: Ferdinand V. Lepere
Title: Senior Executive Vice President
and Chief Financial Officer

Yorkshire Shipping Corp.

By:	/s/ Ferdinand V. Lepere
Name: Ferdinand V. Lepere
Title: Senior Executive Vice President
and Chief Financial Officer

Acknowledged and Agreed,

CREDIT SUISSE AG,
As Lender and Swap Bank

By:	/s/ Meike Rubin	/s/ Carla Vogel-Sforzini
	Name: Meike Rubin	Carla Vogel-Sforzini
	Title: Director	Assistant Vice-President

[Signature Page to CS Extended Forbearance Letter]

Schedule 1

Facility	Principal Amount	Date
Royal Bank of Scotland plc Term Loan Facility dated as of March 29, 2007 (as amended from time to time thereafter)	$417,500	December 1, 2010
	$417,500	December 9, 2010
	$417,500	December 23, 2010
Credit Suisse AG Loan Agreement dated as of December 7, 2007 (as amended)	$437,000	November 19, 2010
	$437,000	December 13, 2010
Joh. Berenberg, Gossler & Co. KG Loan Agreement dated as of June 19, 2008 (as amended)	$812,500	December 22, 2010
Commerzbank AG dated as of May 28, 2008 (as amended)	$1,000,000	December 2, 2010